UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CACI INTERNATIONAL INC
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September 29, 2025

Dear Shareholders,

This letter (the “Supplement”) supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) that CACI International Inc (the “Company,” “we,” “us,” or “our”) filed with the Securities and Exchange Commission on September 5, 2025, in connection with our 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on October 16, 2025.

The purpose of this Supplement is to provide updated information regarding Proposal 3, Approval of CACI International Inc Incentive Compensation Plan. Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote. Capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

Revisions to the 2025 Plan

On September 19, 2025, Institutional Shareholder Services Inc. (“ISS”) issued their Proxy Analysis & Benchmark Policy Voting Recommendations (the “ISS Report”) related to our Annual Meeting. The ISS Report recommended a vote in favor of all proposals included in the Proxy Statement, except for Proposal 3 relating to our proposed 2025 Incentive Compensation Plan (the “2025 Plan”), which ISS recommended a vote against.

Among the reasons given by ISS for its negative recommendation was the determination by ISS that the shareholder value transfer, or SVT, exceeded applicable ISS SVT benchmarks.

After careful consideration of the concerns raised by ISS, the Compensation Committee of our Board of Directors amended the 2025 Plan to eliminate the addition of 200,000 “new” shares to the shares available for issuance under the 2025 Plan. As a result, if shareholders approve Proposal 3, the shares available for issuance under the 2025 Plan would be:

•the number of shares that remain available under the existing 2016 Amended and Restated Incentive Compensation Plan (the “2016 Plan”) as of the effective date of the 2025 Plan; and
•any shares subject to outstanding awards under the 2016 Plan that expire, terminate unexercised, become unexercisable, are forfeited, terminated, surrendered or canceled after the effective date of the 2025 Plan.

An amended copy of the 2025 Plan is attached to this Supplement as Appendix A and replaces the copy of the Plan attached to our definitive proxy statement.

Impact on Dilution (“Overhang”)

We want to assure shareholders that the 2025 Plan, as amended, will not increase potential dilution. Overhang, which measures potential dilution, is typically expressed as a percentage (equal to a fraction where the numerator is the sum of the number of shares reserved but not issued under equity compensation plans plus the number of shares subject to outstanding awards and the denominator is the sum of the numerator plus the total number of shares outstanding). “Overhang” would remain unchanged at approximately 5.35% if shareholders approve Proposal 3 (based on shares outstanding as of August 29, 2025).

Proxy Voting

Your Vote is Important: Please Vote “FOR” Proposal 3.

How to Vote:

•If you have already voted: You do not need to vote again unless you wish to change your vote. Your original vote will be tabulated as instructed. To change your vote, please follow the instructions in the Proxy Statement.

•If you have not yet voted: Please vote as soon as possible by following the instructions set forth in the Proxy Statement.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF PROPOSAL 3.

By Order of the Board of Directors,

J. William Koegel, Jr. Executive Vice President, General Counsel and Secretary

Our definitive proxy statement, including these additional proxy materials, and our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 are available free of charge at www.proxyvote.com or www.caci.com.

APPENDIX A

CACI INTERNATIONAL INC
2025 INCENTIVE COMPENSATION PLAN
(Approved at the Annual Meeting of Shareholders on October 16, 2025)

CACI INTERNATIONAL INC
2025 INCENTIVE COMPENSATION PLAN
1.Establishment, Purpose and Types of Awards
The CACI International Inc 2025 Incentive Compensation Plan (the “Plan”) was adopted by the Board of Directors (the “Board”) of CACI International Inc (the “Company”) on July 31, 2025 and approved by the Company’s shareholders on October 16, 2025 (the “Effective Date”).
The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing incentives to Eligible Individuals (as defined below) to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available Persons for positions of substantial responsibility.
The Plan permits the granting of Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Unrestricted Stock, Performance Awards and Cash Awards, in each case as such term is defined herein, and any combination of the foregoing.
2.Definitions and Rules of Interpretation
(a)Definitions. As used in this Plan, the following definitions apply:
“Affiliate” means (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.
“Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, Cash Award or any other right, interest or option relating to Stock issued and delivered pursuant to the provisions of the Plan.
“Cash Award” means an Award denominated in cash.
“Change in Control” means the consummation of any one of the following events:
(i)any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;
(ii)at any time during the initial 12-month period following the Effective Date and each successive 12-month period thereafter, at least a majority of the Board shall cease to consist of “Continuing Directors” (meaning directors of the Company who either were directors as of the

Effective Date, or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of then Continuing Directors, provided that any director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company shall not qualify as a “Continuing Director”);
(iii)the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
(iv)the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(v)the approval by the stockholders of a complete liquidation of the Company.
“Code” means the Internal Revenue Code of 1986.
“Committee” means the Compensation Committee of the Board or such other committee or sub-committee of the Board as may be designated by the Board or the Compensation Committee of the Board.
“Committee Delegate” means the Chief Executive Officer or any other officer of the Company to whom duties and powers of the Board or Committee hereunder have been delegated pursuant to Section 3(a)(vii).
“Disability” means (i) the Participant is subject to a legal decree of incompetency (the date of such decree being deemed the date on which such disability occurred), (ii) the written determination by a physician selected by the Company that, because of a medically determinable disease, injury or other physical or mental disability, the Participant is unable substantially to perform each of the material duties of the Participant’s position, and that, as of the date of determination, such inability is reasonably expected to continue for 120 consecutive days after the date of determination or 180 days within any one-year period, in each case based upon medically available reliable information, or (iii) the Participant’s qualification for benefits under the Company’s long-term disability coverage, if any.
“Eligible Individual” means any current or prospective Employee, member of the Board or other service provider of the Company or any Affiliate.
“Employee” means any employee of the Company or any Affiliate.
“Exchange Act” means the U.S. Securities Exchange Act of 1934.
“Fair Market Value” of the Stock for any purpose on a particular date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on an established securities market, the Fair Market Value of the

Stock shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method consistent with Treas. Reg. § 1.409A-1(b)(5)(iv)(B).
“Grant Agreement” means a written agreement between the Company and a Participant memorializing the terms and conditions of an Award granted pursuant to the Plan.
“Grant Date” means the date on which an Award is granted to a Participant.
“Incentive Stock Options” means Options that meet the requirements of Section 422 of the Code.
“Non-Employee Director” means a non-employee director within the meaning of Rule 16b-3.
“Nonqualified Stock Options” means Options that do not meet the requirements of Section 422 of the Code.
“Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Stock at such price or prices and during such period or periods as the Committee shall determine.
“Participant” means any Eligible Individual who is granted an Award under the Plan.
“Performance Award” means an Award that is subject to achievement of one or more Performance Measures.
“Performance Measure” means one or more criteria selected by the Committee to measure performance of the Company, a Subsidiary or an Affiliate, any of their respective business division or of the Participant, which, unless otherwise set forth in the Grant Agreement, shall be determined in accordance with generally accepted accounting principles as consistently applied, adjusted as determined by the Committee to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.
“Performance Period” means a period over which the achievement of Performance Measures is determined.
“Person” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“Prior Plan” means the CACI International Inc 2016 Amended and Restated Incentive Compensation Plan.
“Repricing” means any of the following or other action that has the same effect: (i) lowering the exercise price of an Option or Stock Appreciation Right after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles or the rules of any registered national securities exchange on which the Stock is listed, or (iii) canceling an Option or Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of the underlying Stock in exchange for another Award, other equity of the Company or cash, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

“Restricted Stock” means an Award or issuance of Stock the grant, issuance, vesting or transferability of which is subject during specified periods of time to such conditions (including continued employment or engagement or Performance Measures) and terms as the Committee deems appropriate.
“Restricted Stock Unit” means an Award denominated in units of Stock under which the issuance of shares of such Stock (or cash payment in lieu thereof) is subject to such conditions (including continued employment or engagement or Performance Measures) and terms as the Committee deems appropriate.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
“Section 409A” means Section 409A of the Code.
“Securities Act” means the U.S. Securities Act of 1933.
“Separation from Service” means separation from service within the meaning of Section 409A.
“Specified Employee” means a specified employee within the meaning of Section 409A(a)(2)(B)(i) of the Code.
“Stock” means common stock of the Company.
“Stock Appreciation Rights” or “SARs” means a right granted that entitles the Participant to receive, in cash, Stock or a combination thereof, as determined by the Committee, value equal to the excess of (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the Grant Date.
“Subsidiary” means any business association (including a corporation or a partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.
(b)Rules of Interpretation. Any reference to “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The use of the term “or” shall not be deemed to be exclusive and shall be interpreted to mean “and/or” unless otherwise indicated by the context. Any reference to a statute is also a reference to the applicable rules, regulations and interpretive authority adopted or issued under that statute. Any reference to an agreement, instrument, statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that agreement, instrument, statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3.Administration
(a)Authority. The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. Any power of the Committee may also be exercised by the Board. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including the authority to:
(i)determine the Participants to whom, and the time or times at which, Awards shall be granted,
(ii)determine the types of Awards to be granted,
(iii)determine the number of shares of Stock to be covered by or used for reference purposes for each Award,
(iv)impose such terms, limitations, vesting schedules, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including establishing, in its discretion, Performance Measures that must be satisfied before an Award vests or becomes payable, the term during which an Award is exercisable, the purchase price, if any, under an Award and the period, if any, following a Participant’s termination of employment or service with the Company or any Subsidiary or Affiliate during which the Award shall remain exercisable,
(v)subject to the provisions of Section 409A, modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award that would materially, adversely affect the Participant without the Participant’s consent, or constitute a Repricing of an Option without the approval of the holders of the Company’s voting securities,
(vi)establish sub-plans (which may be included as appendices to the Plan or the respective Grant Agreements), which may constitute separate programs, for the purpose of establishing programs which meet any special tax or regulatory requirements of jurisdictions other than the United States and its subdivisions,
(vii)to the extent permitted by applicable law, delegate certain of the Committee’s duties and powers hereunder to the Chief Executive Officer or to other officers of the Company other than with respect to Awards to any officer (within the meaning of Section 16 of the Securities Act) or Non-Employee Director,
(viii)subject to the provisions of Section 409A, accelerate the time in which an Award may be exercised or in which an Award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an Award, and
(ix)establish objectives and conditions, including targets for Performance Measures, if any, for earning Awards and determining whether Awards will be paid after the end of a Performance Period.
The Committee shall have full power and authority to administer, interpret, reconcile any inconsistency, correct any defect or supply any omission in the Plan or any Award or make any other determination and take any other action that it determines in its sole discretion to be necessary for the administration of this Plan or any Award and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary, desirable or appropriate in accordance with the Bylaws of the Company.
(b)Indemnification. To the maximum extent permitted by law, no member of the Board or Committee or a Committee Delegate shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder, and the Company shall indemnify and hold harmless each member of the Board, each member of the Committee and any Committee Delegate against any liability, obligation, cost or expense incurred by that Person arising out of any act or omission to act in connection with the Plan or any Award if such Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company. Such indemnification shall be in accordance with the procedures and terms and conditions set forth in the Certificate of Incorporation and Bylaws of the Company as in effect from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s Certificate of Incorporation and Bylaws, as a matter of law, or otherwise.
(c)Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee or a Committee Delegate on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s or Committee Delegate’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other Eligible Individual, and their respective successors in interest.
4.Stock Available Under the Plan
(a)Stock Available Under the Plan. Subject to adjustments as provided in Section 12, the Stock that may be delivered or purchased with respect to Awards granted under the Plan on or after the Effective Date shall be equal to (i) ~~200,000, plus (ii)~~ any shares of Stock that remain available for grant under the Prior Plan as of the Effective Date, plus (ii~~i~~) any shares of Stock subject to awards under the Prior Plan as of the Effective Date that after the Effective Date expire, terminate unexercised, become unexercisable, are forfeited, terminated, surrendered or canceled without the delivery by the Company (or, in the case of Restricted Stock, without vesting) of Stock or are settled in cash (the “Share Limit”). The aggregate number of shares of Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall be equal to the number of ~~(x) 200,000 shares plus (y) any~~ shares that remain available for grant under the 2016 Plan as of the Effective Date (subject to adjustments as provided in Section 12 to the extent that such adjustment will not affect the status of any Option intended to qualify as an Incentive Stock Option under Section 422 of the Code).
(b)Shares Available for Future Grants. If any Award, or portion of an Award, issued under the Plan expires, terminates unexercised, becomes unexercisable, is forfeited, terminated, surrendered or canceled without the delivery by the Company (or, in the case of Restricted Stock, without vesting) of Stock or other consideration or settled in cash, the Stock subject to such Award shall thereafter be available for further Awards under the Plan. Notwithstanding the foregoing, the following shares shall not be available for issuance under the Plan: (i) shares withheld from an Award under the Plan or the Prior Plan to satisfy the tax withholding obligations with respect to such Award, (ii) shares withheld from an Award under the Plan or a Prior Plan in payment of the exercise price of an Award, (iii) shares repurchased on the open market by the Company using proceeds from the exercise price paid with respect to Awards under the Plan or a Prior Plan. In the case of a Stock Appreciation Right, the difference between the number of shares of Stock covered by the exercised portion of the SAR and the number of shares of Stock actually delivered upon exercise shall not be restored or available for future issuance under the Plan.
(c)Source of Stock. Stock available under the Plan may be, in any combination, (i) authorized but unissued shares of Stock, (ii) shares of Stock that are reacquired by the Company and held as treasury shares, or (iii) shares of Stock purchased on the open market by a broker designated by the Company and, subject to the requirements of Section 17, immediately thereafter issued for the benefit of a Participant under the Plan. It is intended that a registration statement under the Securities Act, shall be effective with respect to the shares of Stock issued under the Plan.
(d)Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees or service providers of another entity who concurrently become Eligible Individuals as the result of a merger or consolidation of the employing or engaging entity with the Company, a Subsidiary or an Affiliate or the acquisition by the Company, a Subsidiary or an Affiliate of property or stock of the employing or engaging entity. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to, and shall not count against, the Share Limit.
5.Participation; Awards Generally
(a)Eligible Individuals. Participation in the Plan shall be open to any Eligible Individual selected by the Committee to receive an Award.
(b)Written Agreement. Each Grant Agreement entered into between the Company and a Participant with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.
(c)Minimum Vesting Requirements. Except with respect to 5% of the Share Limit, (a) any Award (other than substitute awards under Section 4(d)) that is not a Performance Award shall not provide for vesting prior to the first anniversary of the Grant Date, (b) any Performance Award shall not provide for a Performance Period of less than 12 months, and (c) Awards made to members of the Board shall not provide for vesting prior to the earlier of the first anniversary of the Grant Date and the next annual meeting of the Company’s stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting. Notwithstanding the foregoing, the Committee may provide for the earlier vesting, exercisability, or settlement in the event of a Participant’s death, Disability, retirement or in connection with a Change in Control.
(d)Clawback/Recoupment. Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Rule 10D-1 under the Exchange Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Grant Agreement as the Committee determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.

6.Stock Options
Subject to the other applicable provisions of the Plan, Awards of Options shall be subject to the following terms and conditions:
(a)Grant of Option. The grant of an Option shall be evidenced by a Grant Agreement, executed by the Company and the Participant, stating the number of shares of Stock subject to the Option evidenced thereby, the exercise price and the terms and conditions of such Option, in such form as the Committee may from time to time determine.
(b)Exercise Price. The price per share payable upon the exercise of each Option shall be determined by the Committee but shall be no less than 100% of the Fair Market Value of the Stock on the Grant Date.
(c)Payment. Options may be exercised in whole or in part by payment of the exercise price of the Stock to be acquired in accordance with the provisions of the Grant Agreement, or such rules and regulations as the Committee may have prescribed, or such determinations, orders, or decisions as the Committee may have made. Payment may be made in cash (or cash equivalents acceptable to the Committee) or, if provided in the Grant Agreement and permitted by applicable law, in shares of Stock which have been held by Participant or which would otherwise be issuable to Participant on exercise, or a combination of cash and such Stock, or by such other means as the Committee may prescribe. The Fair Market Value of Stock delivered on exercise of Options shall be determined as of the date of exercise. The Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased Stock directly to such brokerage firm.
(d)Term of Options. The term during which each Option may be exercised shall be determined by the Committee; provided, however, that in no event shall an Option be exercisable more than 10 years from the date it is granted. Prior to the exercise of the Option and delivery of the Stock certificates represented thereby, the Participant shall have none of the rights of a stockholder with respect to any Stock represented by an outstanding Option.
(e)Restrictions on Incentive Stock Options. Incentive Stock Options granted under the Plan shall comply in all respects with Section 422 of the Code and, as such, shall meet the following additional requirements:
(i)Grant Date. An Incentive Stock Option must be granted within 10 years of the earlier of the Plan’s adoption by the Board or approval by the Company’s stockholders.
(ii)Exercise Price and Term. The exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, and the term of the Option shall not exceed 10 years; provided, however, that any Incentive Stock Option granted to a Participant who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of Stock of the Company shall have an exercise price that is not less than 110% of the Fair Market Value of the Stock on the Grant Date and a term that shall not exceed five years.
(iii)Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of Stock of the Company with respect to which all Incentive Stock Options first become exercisable by any Participant in any calendar year under this or any other plan of the Company and any Subsidiaries may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000 (or other applicable amount), such Options to the extent of the Stock in excess of such limit shall be treated as Nonqualified Stock Options. In such case, the Company may designate the shares of Stock that are to be treated as Stock acquired pursuant to the exercise of an Incentive Stock Option.
(iv)Participant. Incentive Stock Options shall only be issued to Employees of the Company and its “subsidiary corporations” within the meaning of Section 424 of the Code.
(v)Designation. No Option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such Option.
(vi)Stockholder Approval. No Option issued under the Plan shall be an Incentive Stock Option unless the Plan is approved by the stockholders of the Company within 12 months of its adoption by the Board in accordance with the Bylaws of the Company and governing law relating to such matters.
(f)Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.
7.Restricted Stock and Restricted Stock Units
(a)In General. Subject to the other applicable provisions of the Plan and applicable law, the Committee may at any time and from time to time grant Restricted Stock or Restricted Stock Units to Participants, in such amounts and subject to such vesting conditions, other restrictions and conditions for the lapse of restrictions as it determines and as set forth in a Grant Agreement. Unless determined otherwise by the Committee, Participants receiving Restricted Stock or Restricted Stock Units are not required to pay the Company cash consideration therefor (except as may be required for applicable tax withholding).
(b)Stock Issuance and Stockholder Rights.
(i)Restricted Stock. Stock certificates with respect to Restricted Stock shall be issued, or Stock shall be registered, in the Participant’s name at the Grant Date, subject to forfeiture if the Restricted Stock does not vest or other restrictions do not lapse. Any Stock certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock, and the Participant will be required to deposit the certificates, if any, with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided by the Committee, following the grant of Restricted Stock, the Participant shall have all of the rights of a holder of such Stock, including the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the Restricted Stock; however, any dividends or distributions paid with respect to Stock subject to the unvested portion of an Award of Restricted Stock will be subject to the same restrictions as the Restricted Stock to which such dividends or distributions relate.
(ii)Restricted Stock Units. Stock certificates for the shares of Stock subject to a Restricted Stock Unit shall be issued, or Stock shall be registered, in the Participant’s name only upon settlement of such Award. The Participant will not be entitled to vote such Stock or to any of the other rights of stockholders during the period prior to issuance of the certificates for such Stock or the registration of the Stock. An Award of Restricted Stock Units may provide the Participant with the right to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award; however, such dividend equivalents shall be paid only when and to the extent the underlying Restricted Stock Unit vests and becomes payable.
8.Stock Appreciation Rights
(a)Award of Stock Appreciation Rights. Subject to the other applicable provisions of the Plan, the Committee may grant Stock Appreciation Rights to Participants, either on a free-standing basis (without regard to or in addition to the grant of an Option) or on a tandem basis (related to the grant of an underlying Option), as it determines. SARs granted in tandem with or in addition to an Option may be granted at the same time as the Option; provided, however, that a tandem SAR shall not be granted with respect to any outstanding Incentive Stock Option without the consent of the Participant. SARs shall be evidenced by Grant Agreements, executed by the Company and the Participant, stating the number of shares of Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee. In no event shall a SAR be exercisable more than 10 years from the date it is granted. The Participant shall have none of the rights of a stockholder with respect to any Stock represented by a SAR prior to exercise of the SAR.
(b)Restrictions of Tandem SARs. No Incentive Stock Option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Stock subject to the Incentive Stock Option is greater than the exercise price for such Incentive Stock Option. SARs granted in tandem with Options shall be exercisable only to the same extent and subject to the same conditions as the Options related thereto are exercisable. The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.
(c)Amount of Payment upon Exercise of SARs. A SAR shall entitle the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value of one share of Stock on the exercise date over (B) the exercise price per share of Stock specified in the Grant Agreement, times (ii) the number of shares of Stock specified by the SAR, or portion thereof, that is exercised. The exercise price per share specified in the Grant Agreement shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related Option (or any portion or portions thereof which the Participant from time to time determines to surrender for this purpose).
(d)Form of Payment upon Exercise of SARs. Payment by the Company of the amount receivable upon any exercise of a SAR shall be made by the delivery of the number of whole shares of Stock determined by dividing the amount payable under the SAR by the Fair Market Value of a share of Stock on the exercise date. The amount equivalent in value to any fractional share will be paid out currently in cash.

9.Other Awards
(a)Unrestricted Stock. Subject to Section 5(c), the Committee in its discretion may grant or sell to any Participant shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration. The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.
(b)Performance Awards. The Committee, in its discretion, may establish targets for Performance Measures for selected Participants and authorize the granting, vesting, payment or delivery of Performance Awards to such Participants upon achievement of such targets for Performance Measures during a Performance Period. The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.
(c)Cash Awards. Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The terms, conditions and limitations applicable to a Cash Award, including vesting or other restrictions, shall be determined by the Committee.
10.Tax Withholding
(a)Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
(b)Payment in Shares. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any applicable taxes from any payment of any kind otherwise due to the Participant and withhold, at the time of delivery or exercise of any Award or vesting of shared under such Awards, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If shares are used to satisfy such withholding, such Stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.
(c)Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.
11.Transferability
Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Option or SAR may be exercised during the lifetime of the Participant only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, with the Committee’s permission expressed in the Grant Agreement or otherwise, any Award other than an Incentive Stock Option may, in the Committee’s sole discretion, be transferable by gift or domestic relations order to “family member” (as such term is defined in the Registration Statement on Form S-8); provided, that such transferee shall not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such Award.
12.Adjustments; Business Combinations
(a)Adjustments. In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event, the Share Limit and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards made under the Plan, and in any other matters that relate to Awards and that are affected by such event.
(b)Change in Control. In the event of a Change in Control, the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan, which action may include any one or more of the following to the extent permitted by Section 409A: (i) acceleration or change of the exercise or expiration dates of any vested or non-vested Award to require that exercise be made, if at all, prior to the Change in Control; (ii) the cancellation of any vested or non-vested Award upon payment to the holder of the fair value of the Award, as determined by the Committee (which shall not exceed the Fair Market Value of the Stock subject to such Award as of the date of cancellation, less the aggregate exercise price, if any, of the Award and in the event the Fair Market Value of an Option is below the aggregate exercise price, the Committee shall assign no value to the Award); and (iii) in any case where equity securities of another entity are delivered in exchange for or with respect to Stock of the Company, arrangements to have such other entity continue or assume such Awards or replace the Awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the Award. Except as provided in this Section 12(b), no Grant Agreement shall be issued that will provide for automatic vesting upon a Change in Control, other than, in the discretion of the Committee, accelerated vesting in the event of a termination of employment following a Change in Control under such circumstances as the Committee deems appropriate.
(c)Dissolution and Liquidation. In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then, to the extent permitted under Section 409A, each Participant shall have the right to exercise such Participant’s vested, outstanding Options and Stock Appreciation Rights and to require delivery of Stock certificates, or registration in Participant’s name of the Stock, under any vested, outstanding Restricted Stock Units, at any time up to the effective date of such liquidation and dissolution, upon which date all Awards under the Plan shall terminate.
(d)Other Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in the preceding paragraphs of this Section 12) affecting the Company, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e)No Adjustment. Except as hereinbefore expressly provided, issuance by the Company of stock of any class or securities convertible into stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock subject to Awards.
13.Term; Termination and Amendment
(a)Term. The Plan is effective as of the Effective Date, subject to the approval of the stockholders of the Company on the Effective Date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the 10th anniversary of the Effective Date. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.
(b)Amendment or Termination by the Board. The Board, without further approval of the stockholders, may amend or terminate the Plan or any portion thereof at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company to increase the number of shares of Stock subject to the Plan or if stockholder approval is otherwise required under the terms of the Plan or is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the Stock is listed or quoted.
(c)Amendments by the Committee. The Committee shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may amend any outstanding Award in any manner as provided in Section 3(a) and to the extent that the Committee would have had the authority to make such Award as so amended.
(d)Approval of Participants. No amendment to the Plan or any Award may be made that would materially adversely affect any outstanding Award previously made under the Plan without the approval of the Participant.
14.No Right to Continued Service or Future Awards
Nothing in the Plan or in any Grant Agreement shall confer any right on an Eligible Individual to continue in the employ of or engagement by the Company or any Subsidiary or Affiliate or shall interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or engagement of an Eligible Individual at any time. A grant of any type of Award made in any one year to a Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such Participant in that year or subsequent years.
15.Termination of Employment
For purposes of maintaining a Participant’s continuous status a Participant and accrual of rights under any Award, transfer of a Participant provider among the Company and its Affiliates shall not be considered a termination of employment or service; however, the Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division, Subsidiary or Affiliate that employes or engages a Participant, shall be deemed to result in a termination of employment or service for purposes of any affect Participant’s Awards. Nor shall it be considered a termination of employment or service for such purposes if an Employee is placed on military or sick leave or such other leave of absence that is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when the Employee’s right to reemployment shall no longer be guaranteed either by law or contract. The Committee may determine, in its discretion, that a transition from service as an Employee to service to the Company or any Subsidiary or Affiliate other than as an Employee shall constitute a termination of employment or service. The Committee’s decision under this Section 15 shall be final and binding.
16.Non-Uniform Determinations
The Committee’s determinations under the Plan (including determinations of the Eligible Individuals to receive Awards, the form, amount and time of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive, Awards under the Plan, whether or not such Persons are similarly situated.
17.Compliance with Securities Law
Any Stock certificates for shares issued pursuant to this Plan may bear a legend restricting transferability of the Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable securities laws of the states of the U.S. The Company may notify its transfer agent to stop any transfer of Stock not made in compliance with these restrictions. Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of Stock certificates for such shares pursuant thereto shall comply with all relevant provisions of law, including the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any national securities exchange upon which the Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee.
18.No Trust or Fund Created
Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. With respect to any transfer or payment not yet made to a Participant pursuant to an Award, the obligation of the Company shall be interpreted solely as an unfunded contractual obligation to make such transfer or payment in the manner and under the conditions prescribed under the written instrument evidencing the Award. Any shares of Stock or other assets set aside with respect to an Award shall be subject to the claims of the Company’s general creditors, and no Person other than the Company shall, by virtue of an Award, have any interest in such shares or assets. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provisions of this Section 18. In no event shall any assets set aside (directly or indirectly) with respect to an Award be located or transferred outside the United States.

19.No Limit on Other Compensation Arrangements
Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases), including the granting of Awards otherwise than under the Plan.
20.No Restriction of Corporate Action
Nothing contained in the Plan shall be construed to limit or impair the power of the Company or any Affiliate to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to merge or consolidate, liquidate, sell or transfer all or any part of its business or assets or, except as otherwise provided herein, or in a Grant Agreement, to take other actions which it deems to be necessary or appropriate. No Eligible Individual, Participant, beneficiary or other Person shall have any claim against the Company or any Affiliate as a result of such action.
21.Notice
Any notice to the Company required by any of the provisions of the Plan shall be in writing, shall be addressed to the Secretary of the Company, and shall become effective when it is received by the Secretary of the Company.
22.Section 409A
(a)Generally. The Plan is generally intended to constitute an equity compensation plan that does not provide for the deferral of compensation subject to Section 409A and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan not being subject to the provisions of Section 409A. To the extent any Awards under the Plan are subject to Section 409A, then no amount of “nonqualified deferred compensation” (within the meaning of Section 409A) payable to a Participant shall be paid earlier than the earliest date permitted under Section 409A, and all deferral elections shall be made in accordance with the provisions of Section 409A. To the extent that an Award is subject to the provisions of Section 409A, the provisions of the Plan relating to such Awards, including all deferral elections and distributions thereunder, are intended to comply with the provisions of Section 409A and if any such provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of the interpretation or construction which is consistent with the Plan complying with the provisions of Section 409A. In no event shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A or any damages for failing to comply with Section 409A. Notwithstanding any contrary provision in this Plan or any Grant Agreement, any payment(s) of nonqualified deferred compensation that are otherwise required to be made under the Plan to a Specified Employee as a result of his or her Separation from Service (other than a payment that is not subject to Section 409A) shall be delayed and paid on the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of death of the Specified Employee). Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of the Plan or any Grant Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation upon or following a termination of employment or service, unless such termination is also a Separation from Service.
(b)Deferral. The Committee may, in a Grant Agreement or otherwise, provide for the deferred delivery of Stock or cash upon settlement, vesting or other events with respect to Awards (other than Options and SARs). Notwithstanding anything herein to the contrary, in no event will any election to defer the delivery of Stock or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code. The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee in respect thereof.
23.Governing Law
The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all Persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with applicable federal laws and the laws of the State of Delaware.